Exhibit 5.1

LUSE GORMAN, PC

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

December 14, 2021

Board of Directors

Carver Bancorp, Inc.

75 West 125th Street

New York, New York 10027

Re:	Carver Bancorp, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Carver Bancorp, Inc., a Delaware corporation (the “Company”), in connection with its entry into a Sales Agreement (the “Agreement”) with Piper Sandler & Co., as sales agent (“Piper Sandler”), pursuant to which the Company may offer and sell, from time to time, through Piper Sandler, shares of its common stock, par value $0.01 per share, having an aggregate gross sales price of up to $20.0 million (the “Shares”). Any sale(s) of Shares by the Company pursuant to the Agreement will be deemed to be “at-the-market offerings,” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), and will be made pursuant to a prospectus supplement dated December 14, 2021 (the “Prospectus Supplement”) and the accompanying prospectus dated December 2, 2021 the (“Base Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) that form part of the Company’s effective registration statement on Form S-3 (No. 333-259551) (the “Registration Statement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the ‘Prospectus.’ This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In rendering this opinion, we have reviewed copies of: (1) the Registration Statement; (2) the Certificate of Incorporation of the Company; (3) the Second Amended and Restated Bylaws of the Company; (4) the Prospectus Supplement; (5) the Agreement and (6) certain resolutions of the Board of Directors of the Company. We have also reviewed such other documents and made such other investigations as we have deemed appropriate.

In our examination, we have assumed: (1) the genuineness of all signatures; (2) the legal capacity of all natural persons; (3) the authenticity of all documents submitted to us as original documents; (4) the conformity to original documents of all documents submitted to us as copies thereof; (5) that the Agreement has been duly authorized and validly executed and delivered by Piper Sandler; and (6) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Agreement and the Registration Statement. As to various questions of fact material to this opinion, we have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto.

Board of Directors

Carver Bancorp, Inc.

December 14, 2021

Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws, or with respect to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein.

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that: following the issuance of the Shares pursuant to the terms of the Agreement and receipt by the Company of the consideration for the Shares, the Shares will be validly issued, fully paid and nonassessable.

This opinion has been prepared in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion into the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act.

Very truly yours,

/s/ Luse Gorman, PC
LUSE GORMAN, PC